Exhibit 99.2

PXP	Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Director—Investor Relations
(832) 239-6190 or (800) 934-6083

FOR IMMEDIATE RELEASE

PLAINS EXPLORATION ANNOUNCES EXPIRATION OF CONSENT

SOLICITATION FOR OUTSTANDING 8 3/4% SENIOR SUBORDINATED

NOTES DUE 2012

HOUSTON, Texas, June 18, 2004 – Plains Exploration & Production Company (NYSE:PXP) (“PXP”) announced today that, as part of its previously announced consent solicitation for its outstanding 8¾% Senior Subordinated Notes due 2012 (the “Notes”), as of 5:00 p.m., New York City time, it received the required consents of holders of the Notes to approve the proposed amendments to the indenture governing the Notes. PXP solicited the consents to amend and restate the indenture under which the Notes were issued and to modify and eliminate certain covenants and related provisions.

In connection with the consent solicitation, PXP and its subsidiaries that are party to the indenture governing the Notes will as soon as practicable execute an amended and restated indenture that will reflect the proposed amendments, to be operative immediately upon execution of the amended and restated indenture by PXP, its subsidiaries that are party to the indenture and the trustee under the indenture. Payment of the consent fee is expected to be made on Monday, June 21, 2004.

The complete terms and conditions of the consent solicitation are set forth in PXP’s “Consent Solicitation Statement” dated June 8, 2004 and the related materials.

J.P. Morgan Securities Inc. is the solicitation agent for the consent solicitation. Questions relating to the terms of the consent solicitation may be directed to J.P. Morgan Securities Inc. (telephone: 800-245-8812 or 212-270-9153). Requests for assistance or documentation may be directed to Georgeson Shareholder Communications Inc., the information agent (telephone: 212-440-9800 (for banks and brokers only) or 877-388-2827 (for all others toll-free)).

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas, East Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

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ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning PXP’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include:

* reliability of reserve and production estimates,

* production expense estimates,

* cash flow estimates,

* future financial performance, and

* other matters that are discussed in PXP’s filings with the SEC.

These statements are based on certain assumptions PXP made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond PXP’s control. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Forms 10-K and 10-K/A for the year ended December 31, 2003, for a further discussion of these risks.

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